UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1610 East Saint Andrew Place, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure of Officer

The employment of David G. Hall, as the Company’s President and Chief Operating Officer, was terminated effective September 18, 2018. His termination is unrelated to the Company’s financial reporting or accounting practices. Mr. Hall remains on the Board of Directors.

Joseph J. Orlando, the Company’s Chief Executive Officer, will assume Mr. Hall’s duties.

Item 7.01	Regulation FD Disclosure

On September 18, 2018, the Company issued a press release reporting the termination of David G. Hall’s employment as the Company’s President and Chief Operating Officer. A copy of that press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Report, and Exhibit 99.1 hereto, are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information or such Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press release issued September 18, 2018 by Collectors Universe, Inc. reporting the termination of the employment of David G. Hall as President and Chief Operating Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: September 20, 2018	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued September 18, 2018 by Collectors Universe, Inc. reporting the termination of the employment of David G. Hall as President and Chief Operating Officer of the Company.

E-1